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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT MADE as of the 31st day of October, 2001.

BETWEEN:

                             STANTEC CONSULTING LTD.
               a corporation incorporated under the laws of Canada
                                   ("STANTEC")

                                     - and -

                                  MARK JACKSON
               of the City of Waterloo, in the Province of Ontario
                                (the "Executive")

      WHEREAS the Executive is a full-time employee of STANTEC; and

      WHEREAS STANTEC wishes to continue to employ the Executive, and the Executive agrees to accept such employment upon the terms and conditions herein set forth;

      NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Executive, STANTEC and the Executive agree as follows:

1.    EMPLOYMENT

1.1   EMPLOYMENT SERVICES

      STANTEC hereby employs the Executive to provide his full-time services to STANTEC and the Executive accepts such employment by STANTEC on the terms and conditions as herein provided.

1.2   GENERAL DUTIES AND OBLIGATIONS OF THE EXECUTIVE

      The Executive:

      a) shall provide his full-time services to STANTEC, and undertake such assignments as STANTEC may designate in accordance with STANTEC's policies and procedures in effect from time to time;

      b) during such time as the Executive's full-time services are made available to STANTEC as aforesaid:

            (i) the Executive agrees that he will devote his time, energy and ability to the furtherance of the business success of STANTEC; and

            (ii) the Executive will not, without the prior approval of STANTEC, carry on or perform any professional or technical services for his own private advantage;

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      c)    shall use his best efforts to promote the success of the business now or hereafter conducted by STANTEC;

      d)    shall complete and submit weekly timesheets by noon on Mondays.

1.3   TERM OF EMPLOYMENT

      The employment of the Executive by STANTEC on the terms and conditions set out in this Agreement shall commence on the date hereof and shall continue until terminated in accordance with the terms of this Agreement.

1.4   CHANGE OF EMPLOYER

      The Executive covenants and agrees that in the event the Executive is employed at some later date by any of STANTEC's subsidiary or affiliated companies (the "New Employer"), this Agreement shall remain in full force and effect, and shall be deemed to apply to the New Employer in the same manner and to the same extent as if the New Employer had signed this Agreement.

2.    REMUNERATION OF THE EXECUTIVE

2.1   REMUNERATION

      In consideration of the Executive providing the services described herein, STANTEC shall cause to be paid to the Executive such remuneration determined and payable in accordance with Schedule "A" attached hereto.

2.2   TRAVEL AND OTHER EXPENSES

      Entitlements to travel and other expenses, if any, are detailed in Schedule "A" attached hereto.

2.3   VACATION

      The Executive shall accrue vacation entitlements at the rate of 5.8 hours bi-weekly (four (4) weeks per year) and shall be entitled to take such accrued vacation in accordance with STANTEC policies in effect from time to time.

2.4   BENEFITS

      The Executive shall be entitled to receive benefits offered by STANTEC to its employees as modified from time to time.

3.    TERMINATION

3.1   TERMINATION BY STANTEC WITH CAUSE

      STANTEC may terminate the employment of the Executive for cause at any time without notice and without payment of any remuneration to him whatsoever save and except for Base Salary actually earned to the date of such termination, calculated in accordance with the provisions of Schedule "A" hereto.

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3.2   TERMINATION BY EITHER THE EXECUTIVE OR STANTEC WITHOUT CAUSE

      Subject to the provisions of this Agreement:

      a) the Executive may terminate his services under this Agreement by giving no less than three (3) months notice in writing to STANTEC (the "Notice Period"), in which case the Executive shall be paid only the Base Salary actually earned by the Executive to the date of termination, provided that the Executive's full-time services continue to be provided to STANTEC during the Notice Period on the same terms and conditions as preceded the notice of termination, provided further that the Executive shall not be entitled to any bonus which has not been paid prior to the commencement of the Notice Period; and

      b) at any time prior to the Executive's sixty-fifth birthday, STANTEC may terminate this Agreement and the services of the Executive hereunder without notice upon payment to the Executive of $100,000, the Base Salary actually earned by the Executive to the date of termination and a bonus in accordance with Schedule "A" attached hereto.

3.3   TERMINATION ON DEATH OF THE EXECUTIVE

      The employment of the Executive shall be automatically terminated on the death of the Executive whereupon STANTEC shall cause to be paid to the executor of his estate the Base Salary actually earned by the Executive to the date of death and a bonus in accordance with Schedule "A" attached hereto.

3.4   TERMINATION ON PERMANENT INCAPACITY OF THE EXECUTIVE

      The employment of the Executive shall be terminated if the Executive is unable by reason of illness, disease, mental or physical disability or incapacity, or otherwise, to perform his services hereunder for a period of 180 days (whether or not consecutive) during any 12 month period, whereupon STANTEC shall cause to be paid the Base Salary actually earned by the Executive to the date of termination and a bonus in accordance with Schedule "A" attached hereto. Nothing herein, however, shall disentitle the Executive from any rights or entitlements to which the Executive may be entitled pursuant to the company benefits programs in the event that such permanent incapacity occurs.

3.5   TERMINATION BY EXECUTIVE BY REASON OF CHANGE OF CONTROL OF STANTEC INC.

      a) In this Agreement, a change of control is deemed to have taken place if any one of the following occur after the date hereof:

            (i) a third person, including a person, firm, syndicate, group or corporation, becomes the beneficial owner, directly or indirectly, of shares of Stantec Inc. carrying more than 50% of the total number of votes that may be cast for the election of directors of Stantec Inc.; or

            (ii) a third person, including a person, firm, syndicate, group or corporation, becomes the beneficial owner, directly or indirectly, of shares of Stantec Inc. carrying more than 30% of the total number of votes that may be cast for the election of directors of Stantec Inc. and when nominees of the said 30% holder are elected as a majority of the Stantec Inc. Board of Directors.

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      b)    If during the term of this Agreement, there occurs a change of control of Stantec Inc., the Executive shall, in his sole discretion and at any time within the six (6) month period immediately following the date of such change of control, be entitled to terminate this Agreement. Upon the termination of this Agreement pursuant to this paragraph, STANTEC shall cause to be paid to the Executive in full and final satisfaction of all of its obligations to the Executive the amount of $100,000, the Base Salary actually earned by the Executive to the date of termination and a bonus in accordance with Schedule "A" attached hereto.

3.6   TERMINATION AT AGE SIXTY FIVE

      This Agreement shall terminate on the Executive's sixty-fifth birthday without further notice or compensation other than the Base Salary actually earned by the Executive to the date of termination.

4.    THE EXECUTIVE'S OBLIGATIONS

4.1   CONFIDENTIALITY

      The Executive shall treat all information obtained during the Executive's employment with STANTEC as confidential (the "Confidential Information"). The Executive shall not use the Confidential Information in any manner detrimental to the interests of STANTEC nor shall the Executive disclose the Confidential Information to any party except in the interests of STANTEC.

4.2   NON-COMPETITION

      The Executive acknowledges and agrees that in the performance of his duties he will necessarily acquire detailed knowledge of the business and affairs of STANTEC and that STANTEC will suffer harm in the event that such confidential information is disclosed to its competitors or in the event that the Executive uses such confidential information for any purpose other than the performance of his duties as an employee of STANTEC. Therefore, the Executive covenants and agrees that for a period of two (2) years following termination of the Executive's employment with STANTEC under this Agreement, he will not directly or indirectly as an owner, employee, servant, consultant, contractor, agent or otherwise, engage in business or otherwise provide services in competition with STANTEC in the Provinces of Ontario and Quebec.

      The foregoing restrictions also apply to other geographic areas, including international areas, for work in the following categories:

      a) work being done or started by STANTEC or any of its affiliated or subsidiary companies;

      b) work for which a previous report or proposal has been prepared or submitted by STANTEC or any of its affiliated or subsidiary companies within two (2) years prior to the termination of this Agreement; and

      c) work for which promotional efforts by STANTEC or any of its affiliated or subsidiary companies, or any one in their employ, had occurred during the period of two (2) years prior to the termination of this Agreement.

      The Executive has read and understood the provisions of this Section 4.2, agrees with the restrictions set forth herein and agrees that the time period and geographic location

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      restrictions are fair, reasonable and legitimately necessary for the protection of STANTEC's interests. In the event a Court of competent jurisdiction declares the time period or geographic location restrictions to be unreasonable, the Executive and STANTEC covenant and agree that the time period restriction shall be reduced to one (1) year and the geographic location restriction be limited to southwestern Ontario. In the further event that a court of competent jurisdiction declares the reduced time period or geographic location restrictions to be unreasonable, the Executive and STANTEC covenant and agree that the time period restriction shall be further reduced to six (6) months and the geographic location restriction be further limited to the Kitchener/Waterloo metropolitan area.

4.3   CHANGE OF GEOGRAPHIC AREA

      The Executive covenants and agrees that in the event the Executive is at some later date responsible for a different geographic area, Section 4.2 remains in full force and effect and shall be deemed to apply to the new area in the same manner and to the same extent as if the new geographic area had been identified as the geographic area in Section 4.2 hereof.

4.4   NON-SOLICITATION OF EMPLOYEES AND CLIENTS

      The Executive acknowledges and agrees that during the continuance of his employment and for a period of two (2) years thereafter, he will not, for his own private advantage, or for the advantage of any third party:

      a) hire any employee of STANTEC or its affiliates or subsidiaries, or induce or attempt to induce any employee of STANTEC or its affiliates or subsidiaries to leave their employment with STANTEC; nor

      b) contact, solicit, sell, serve, divert or receive any business to or from any of the clients of STANTEC or its affiliates or subsidiaries.

4.5   EXCEPTION FOR TERMINATION WITHOUT CAUSE

      In the event of the termination of this Agreement by STANTEC without cause, the provisions of Sections 4.2 and 4.4 shall be limited to one (1) year (or such lesser period if applicable, as set out in Section 4.2 above).

4.6   STANTEC INFORMATION

      All notes, records, working papers, files, research material, literature, drawings, computer software and other proprietary information ("STANTEC's Information") accumulated or developed by the Executive in connection with his assignments at STANTEC and any technological concepts or devices resulting therefrom, whether patentable or otherwise, are considered the property of STANTEC and the Executive may not copy, secure, transmit, keep, store, gain from, sell or use STANTEC's Information or property for any purposes other than in undertaking assignments at STANTEC. To the extent necessary, the Executive covenants and agrees to execute and deliver to STANTEC, or such of its subsidiaries or affiliates as STANTEC directs, such documents or instruments as may be necessary to assign any of the rights or interests described in this section that are developed by the Executive.

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4.7   STANTEC POLICIES

      The Executive agrees to comply with all policies and practices established by STANTEC and communicated to the Executive from time to time. In the event of a conflict between such policies and practices and this Agreement, the terms of this Agreement shall prevail.

5.    INTERPRETATION

5.1   CURRENCY

      Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in Canadian funds.

5.2   SECTIONS AND HEADINGS

      The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section or a Schedule refers to the specified Article, Section or Schedule to this Agreement.

5.3   NUMBER, GENDER AND PERSONS

      In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, incorporated organizations, governmental bodies and other legal or business entities.

5.4   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

5.5   TIME OF ESSENCE

      Time shall be of the essence of this Agreement.

5.6   SEVERABILITY

      If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

5.7   APPLICABLE LAW

      This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Ontario and all courts competent to hear appeals therefrom.

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5.8   SUCCESSORS AND ASSIGNS

      This Agreement shall enure to the benefit of and be shall binding on and enforceable by the parties and, where the context so permits, their respective heirs, legal representatives, successors and permitted assigns. The Executive may not assign any of his rights or obligations hereunder without the prior written consent of STANTEC.

5.9   AMENDMENT AND WAIVERS

      No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

5.10  NOTICE

      a) Any notice or other written communication required or permitted hereunder shall be in writing and:

            (i) delivered personally to the party or, if the party is a corporation, to an officer of the party to whom it is directed;

            (ii) sent by registered mail, postage prepaid, return receipt requested (provided that such notice or other written communication shall not be forwarded by mail if on the date of mailing the party sending such communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, including the existence of an actual or imminent postal service disruption in the city from which such communication is to be mailed or in which the address of the recipient is found); or

            (iii) sent by facsimile, confirmation of delivery requested.

      b) All such notices shall be addressed to the party to whom it is directed at the following address:

                     If to the Executive:     514 Colonial Drive
                                              Waterloo ON  N2K 1Z6

                     If to STANTEC:           Attention:  President
                                              #200 10160 112 Street
                                              Edmonton AB  T5K 2L6
                                              Fax No. (403) 917-7330

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      c)    Any party may at any time change its address hereunder by giving notice of such change of address to the other party or parties in the manner specified in this section. Any such notice or other written communication shall, if mailed or given by facsimile, be effective on the day it is first attempted to be delivered to such party at such address (whether or not such delivery takes place), and if given by personal delivery, shall be effective on the day of actual delivery.

5.11  FURTHER ASSURANCE

      Each of the parties shall execute and deliver all such further documents and do such further acts and things as may be reasonably required from time to time to give effect to this agreement.

5.12  EXECUTION

      This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

5.13  LEGAL ADVICE

      The Executive hereby represents and warrants to STANTEC and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by STANTEC from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself of that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defence to the enforcement of his obligations under this Agreement.

      IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                         STANTEC CONSULTING LTD.

                                         Per: /s/ A.P. Franceschini
                                              -----------------------------
                                              A.P. Franceschini, President

                                         Per: /s/ Jeffrey S. Lloyd
                                              -----------------------------
                                              Jeffrey S. Lloyd, Vice President

SIGNED, SEALED AND DELIVERED     )
in the presence of:              )
                                 )
/s/ Michelle Glaskin-Clay        )  /s/ Mark Jackson
------------------------------   )  --------------------------
Witness                          )  Mark Jackson

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                                  SCHEDULE "A"

                              EMPLOYMENT AGREEMENT

Between:

                             Stantec Consulting Ltd.

                                     - and -

                                  Mark Jackson

REMUNERATION

STANTEC shall cause to be paid to the Executive as his remuneration a base salary (the "Base Salary") of $5,769.77 bi-weekly.

TRAVEL AND OTHER EXPENSES

STANTEC agrees to reimburse the Executive for travel and entertainment expenses actually and properly incurred by the Executive in the course of performing his services hereunder, such payment to be made in accordance with STANTEC's policies.

OVERTIME EXEMPTION

The Executive will be exempt from overtime entitlements as the scope of the Executive's duties and responsibilities will be supervisory or managerial in nature and/or by virtue of the Executive's profession.

BONUS

STANTEC may, in its sole discretion, pay the Executive a bonus from time to time. In determining whether or not to pay a bonus in respect of any year, STANTEC will consider, among other things, exceptional individual and corporate performance. Receipt of a bonus in any year shall not create an entitlement to a bonus in subsequent years. In the event that the employment of the Executive is terminated as a result of the operation of Sections 3.2(b), 3.3, 3.4, or 3.5, the Executive shall be entitled to a bonus equal to:

a) in respect of the fiscal year prior to the year in which the Executive's employment is terminated, if no bonus has been paid in respect of that year, a bonus in the amount of 35% of the Executive's Base Salary for that year; and

b) in respect of the year in which the Executive's employment is terminated, the amount of 35% of the Executive's base salary for that year, pro rated for that portion of the year which has elapsed to the date of termination.

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